      As filed with the Securities and Exchange Commission on July 20, 2001
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        Registration Statement Under The
                             Securities Act of 1933

                       INTEREP NATIONAL RADIO SALES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             New York                                   13-1865151
(State or Other Jurisdiction of              (IRS Employer Identification No.)
 Incorporation or Organization)

                                 100 Park Avenue
                            New York, New York 10017
                                 (212) 916-0700
                    (Address of Principal Executive Offices)

                          1999 Stock Incentive Plan and
                     Options Granted Pursuant to Agreements
                            (Full Title of the Plan)

                William J. McEntee, Jr., Chief Financial Officer
                       Interep National Radio Sales, Inc.
                                 100 Park Avenue
                            New York, New York 10017
                                 (212) 916-0700
                     (Name and Address of Agent For Service)

                                    Copy to:
                           Laurence S. Markowitz, Esq.
                   Salans Hertzfeld Heilbronn Christy & Viener
                                620 Fifth Avenue
                            New York, New York 10020

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                        Proposed            Proposed
             Title of securities to                 Amount to be    maximum offering   maximum aggregate        Amount of
                  be registered                    registered(1)    price per share      offering price     registration fee
------------------------------------------------------------------------------------------------------------------------------
Class B common stock, par value $0.01 per
share(2)                                          2,000,000 shares        $   6.00 (3)   $     9,889,337       $  2,472
Class B common stock, par value $0.01 per
share(4)                                            208,960 shares        $   1.56 (5)   $   325,978 (5)       $     81
Class B common stock, par value $0.01 per
share(4)                                            313,440 shares        $   2.77 (5)   $   868,229 (5)       $    217
Class B common stock, par value $0.01 per
share(4)                                            835,840 shares        $   3.80 (5)   $ 3,176,192 (5)       $    794
Class B common stock, par value $0.01 per
share(4)                                            208,960 shares        $   3.91 (5)   $   817,034 (5)       $    204
Class B common stock, par value $0.01 per
share(4)                                          1,985,119 shares        $   4.02 (5)   $ 7,980,178 (5)       $  1,995
Class B common stock, par value $0.01 per
share(4)                                            470,160 shares        $   4.20 (5)   $ 1,974,672 (5)       $    493
------------------------------------------------------------------------------------------------------------------------------
                                            Total 6,022,479 shares                       $25,031,620           $  6,257

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers additional securities that may become issuable in accordance with the anti-dilution provisions applicable to the options exercisable for the Class B common stock registered hereunder.
(2) Shares registered hereunder are, or may become, issuable in connection with the exercise of options or stock appreciation rights granted under the Registrant's 1999 Stock Incentive Plan.
(3) Estimated solely for the purposes of calculating the registration fee, in accordance with Rule 457(h) of the Securities Act, based on (i) as to shares issuable upon exercise of outstanding options, the exercise price thereof, and
(ii) as to shares issuable on exercise of options which may be granted, $6.00 per share, which is the average of the high and the low prices of the Class A common stock as reported on the Nasdaq National Market on July 18, 2001.
(4) Shares registered hereunder may become issuable in connection with the exercise of options granted to executive officers of Registrant pursuant to stock option agreements entered into prior to the adoption of the Registrant's 1999 Stock Incentive Plan.
(5) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h), based on the exercise price of the options.

                                  Page 1 of 18
                       Exhibit index located on page II-2

                                EXPLANATORY NOTE

     We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 to register shares of Class B common stock issuable on exercise of stock options or stock appreciation rights granted or to be granted under our 1999 Stock Incentive Plan or stock options granted to our executive officers in periods prior to the adoption of the Plan. Each share of our Class B common stock is automatically convertible into one share of our Class A common stock on any sale or other disposition by the officer, director or employee to whom it was issued to any party other than another one of our officers, directors or employees or the spouse, estate, personal representative or certain affiliates of the original recipient, or if the original recipient ceases to be an officer, director or employee. Our Class A common stock is traded on the Nasdaq National Market, but our Class B common stock is not publicly traded. Shares of Class A common stock issued upon the automatic conversion of Class B common stock constitute exempt securities pursuant to Section 3(a)(9) of the Securities Act.

     This registration statement on Form S-8 also includes a prospectus prepared in accordance with Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reoffers and resales on a continuous or delayed basis in the future of up to an aggregate of 3,667,839 shares issuable on exercise of options that may constitute "control securities."

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

     We will send or give the documents containing the information specified in
Part I to employees as specified by Rule 428(b)(1) under the Securities Act.

                               REOFFER PROSPECTUS

                       INTEREP NATIONAL RADIO SALES, INC.

                                3,667,839 Shares

                              Class A Common Stock

     Certain officers and directors of Interep are offering for sale an aggregate of 3,667,839 shares of our Class A common stock. These selling shareholders acquired, or may acquire, these shares on exercise of stock options granted to them under our 1999 Stock Incentive Plan or under agreements entered prior to the adoption of that plan.

     Our Class A common stock trades on the Nasdaq National Market under the symbol "IREP." On July 18, 2001, the last sale price of our Class A common stock as reported on the Nasdaq National Market was $5.90 per share.

     Investing in our Class A common stock involves a high degree risk. For more information, please see "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

                 The date of this prospectus is July 20, 2001.

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

IMPORTANT NOTE REGARDING FORWARD LOOKING STATEMENTS ...............   3

THE COMPANY .......................................................   3

RISK FACTORS ......................................................   3

USE OF PROCEEDS ...................................................   5

SELLING SHAREHOLDERS ..............................................   5

PLAN OF DISTRIBUTION ..............................................   8

LEGAL MATTERS .....................................................   9

EXPERTS ...........................................................   9

DOCUMENTS INCORPORATED BY REFERENCE ...............................   9

WHERE YOU CAN FIND MORE INFORMATION ABOUT US ......................  10

     You should only rely on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any broker or dealer or anyone else to provide you with different information. Our Class A common stock is not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.

                            IMPORTANT NOTE REGARDING

                           FORWARD LOOKING STATEMENTS

     Some of the statements made in this prospectus or in documents incorporated by reference into this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not statements of historical fact, but instead represent our belief about future events. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These statements are based on many assumptions and involve known and unknown risks and uncertainties that are inherently uncertain and beyond our control. These risks and uncertainties may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different than any expressed or implied by these forward-looking statements. Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should review the "Risk Factors" section for a discussion of some of the things that could cause actual results to differ from those expressed in our forward-looking statements.

                                   THE COMPANY

     Interep is the largest independent national spot radio representation or "rep" firm in the United States. We are the exclusive rep firm for over 2,000 radio stations nationwide, including radio stations owned by seven of the ten largest radio groups by revenue. Our market share in the ten largest U.S. radio markets, as measured by gross billings, was an estimated 56% for 2000. We serve innovative radio station groups, while still meeting the needs of independent stations nationwide. We have grown to be a leader in radio by improving our clients' advertising revenues, acquiring station representation contracts, creating and acquiring other rep firms and offering advertisers creative marketing solutions to achieve their goals. Today, our solutions include not only radio, but the Internet and other emerging media technologies.

     Our 22 offices across the country enable us to serve our radio station clients and advertisers in all 50 states. We provide national sales representation for clients whose diverse formats include country, rock, sports, Hispanic, classical, urban, news, talk and public radio. We have developed strong relationships with our clients and the agencies and buying services that purchase advertising.

     We are a New York corporation founded in 1953. Our principal executive offices are located at 100 Park Avenue, New York, New York 10017. Our telephone number is (212) 916-0700 and our website address is www.Interep.com. Information contained in our website is not a part of this prospectus.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks involved before acquiring our Class A common stock.

     The following factors are some, but not all, of the variables that may have an impact on our business, results of operations and financial condition and the market price of our Class A common stock:

     o Changes in the ownership of our radio station clients, in the demand for radio advertising, in our expenses, in the types of services offered by our competitors, and in general economic factors may adversely affect our ability to generate the same levels of revenue and operating results.

     o Advertising tends to be seasonal in nature as advertisers typically spend less on radio advertising during the first calendar quarter.

     o Our results of operations are affected by acquisitions and terminations of radio station representation contracts. The termination of a representation contract will increase our results of operations for the fiscal quarter in which the termination occurs due to the termination payments that are usually required to be paid, but will negatively affect our results in later quarters due to the loss of commission revenues. Hence, our results of operations on a quarterly basis are not predictable and are subject to significant fluctuations.

     o We depend heavily on our key personnel, including our Chief Executive Officer Ralph C. Guild and the President of our Marketing Division Marc Guild, and our inability to retain them could adversely affect our business.

     o We rely on a limited number of clients for a significant portion of our revenues.

     o Our significant indebtedness from our Senior Subordinated Notes may burden our operations, which could make us more vulnerable to general adverse economic and industry conditions, make it more difficult to obtain additional financing when needed, reduce our cash flow from operations to make payments of principal and interest and make it more difficult to react to changes in our business and industry.

     o We may need additional financing for our future capital needs, which may not be available on favorable terms, if at all.

     o Competition could harm our business. Our only significant competitor is Katz Media Corporation, which is a subsidiary of a major radio station group that has significantly greater financial and other resources than do we. In addition, radio must compete for a share of advertisers' total advertising budgets with other advertising media such as television, cable, print, outdoor advertising and the Internet.

     o Acquisitions and strategic investments could adversely affect our business.

     o Our Internet business may suffer if the market for Internet advertising fails to develop or continues to weaken.

     In addition, investors should be aware of the following factors:

     o We are controlled by a small group of our existing shareholders, whose interests may differ from the interests of other shareholders. Our Employee Stock Ownership Plan and Stock Growth Plan and our directors, executive officers and most of our employees currently hold shares of our Class B common stock. With limited exceptions, the Class B common stock is entitled to ten votes per share, compared to one vote per share for the publicly-traded Class A common stock. As a result, shareholders that own Class B common stock represent approximately 90% of the total voting power of the outstanding common stock. Accordingly, these shareholders determine the outcome of nearly all corporate transactions or other matters submitted to the shareholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

     o Because our existing shareholders of Class B Common Stock hold voting control of the outstanding common stock, they will be able to prevent most changes of control. If a change of control or change in management is delayed or prevented, the market price of our Class A common stock could decline.

     o Certain provisions of our certificate of incorporation and By-laws may discourage, delay or prevent a change in control or changes in management that shareholders consider favorable. Such provisions include: authorizing the issuance by the Board of Directors of "blank check" preferred stock without any action by our shareholders; providing for a classified Board of Directors with staggered, three-year terms; providing that directors may only be removed for cause by a two-thirds vote of shareholders; limiting the persons who may call special meetings of shareholders; and establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by shareholders at shareholder meetings

     o Our shares may experience extreme price and volume fluctuations. The market price of our Class A common stock is likely to fluctuate for a variety of reasons, including public announcements concerning us, the radio advertising industry or our competitors, fluctuations in our operating results, fluctuations in the advertising industry generally or the market for broadcast radio advertising in particular; introductions of services by us or our competitors; actual or anticipated sales of common stock by existing shareholders, whether in the market or in a public offering; changes in analysts' earnings estimates, or announcements relating to further consolidation in the radio industry. In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that have affected the market prices for securities generally.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds of the sale by the selling shareholders of the shares of Class A common stock covered by this prospectus We will only receive proceeds from the exercise of the options, and we will use such funds for working capital purposes.

                              SELLING SHAREHOLDERS

     The 3,667,839 shares of common stock offered under this prospectus may be sold from time to time by shareholders who are directors and executive officers of Interep. These selling shareholders will have acquired these shares on the exercise of stock options granted to them under our 1999 Stock Incentive Plan or agreements entered into prior to adoption of that plan.

     The options granted to date under our Stock Incentive Plan or such stock option agreements are for shares of our Class B common stock. Only qualified holders, that is, members of our Board of Directors, our active employees, the controlled affiliates, spouses, estates or personal representatives of directors and employees, and our employee benefit plans, including our Employee Stock Ownership Plan and Stock Growth Plan, may hold Class B common stock.

     Each share of Class B common stock issuable on exercise of such stock options or other stock awards will automatically be converted into one share of our Class A common stock on any sale or transfer by such qualified holder to any person who is not a qualified holder or the spouse, estate, personal representative or certain affiliates of the original recipient. The Class B common stock is also automatically converted or if the holder ceases to be a qualified holder whether by termination of employment, resignation or retirement.

     The following table sets forth the names and positions of the selling shareholders, the number of shares of common stock beneficially owned by them as of July 18, 2001, the number of their shares of common stock covered by this prospectus, and the number of shares and total voting power of common stock that will be owned by each of them if they were to sell all of their shares covered by this prospectus. The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of this table, no distinction is made between shares of Class A common stock and shares of Class B common stock (other than as to votes per share).

                                                                               Shares Beneficially Owned
                                                                                After this Offering (1)

                                           Number of Shares                                    Percent of
                                            Beneficially    Number of Shares                  Total Voting
             Name and Title                   Owned (2)       Registered (2)      Number         Power
             --------------                   ---------       --------------      ------         -----
Ralph C. Guild
President, Chief Executive Officer and
Chairman of the Board of
Directors (3)(4)(5) ..................        3,160,702        2,684,759          559,276        12.2%
Marc G. Guild
Director and President, Marketing
Division (3)(4)(6) ...................          565,467          457,920          134,214         2.9%
William J. McEntee, Jr
Vice President and Chief Financial
Officer (2)(3)(7) ....................          435,863          457,920            4,610           *
Leslie D. Goldberg
Director (2)(8) ......................           53,907           57,240                0          --
Jerome S. Traum
Director (2)(9) ......................            1,667            5,000                0          --
Howard M. Brenner
Director (2)(10) .....................            2,167            5,000              500           *

--------------------------
*    Less than 1%

(1) The amounts reported here assume that each selling shareholder sells all shares being registered under this prospectus.

(2) The number of shares reported in the beneficial ownership column does not include shares issuable upon the exercise of options that are not currently exercisable or exercisable within the next 60 days. The number of shares being registered, however, includes options that are not currently exercisable, which explains why the beneficial ownership reported for Messrs. McEntee, Brenner, Goldberg and Traum is less than the amount of shares being registered.

(3) The shares shown in this table as being owned beneficially by Messrs. Ralph Guild, Marc Guild and McEntee include shares owned by our Employee Stock Ownership Plan and Trust and our Stock Growth Plan and Trust and allocated to plan accounts maintained for such persons. As of March 27, 2001, the combined number of shares allocated by such plans to such persons was as follows: Ralph Guild, 308,629 shares; Marc Guild, 70,900 shares; William J. McEntee, Jr., 4,610 shares. ESOP and Stock Growth Plan participants have the right to direct the votes of the shares allocated to them with respect to certain significant matters submitted to a vote of shareholders, although the trustees of the ESOP and Stock Growth Plan have the authority to vote all shares held by such plans in their discretion with regard to all other matters. Ralph Guild, Leslie Goldberg and Marc Guild are the trustees of the ESOP and the Stock Growth Plan.

(4) Ralph Guild and Marc Guild are father and son, and each disclaims beneficial ownership of the other's holdings.

(5) Includes currently exercisable options granted to Ralph Guild in (a) December 1988 to purchase 208,960 shares of common stock at an exercise price of $1.56 per share, (b) January 1991 to purchase 208,960 shares at an exercise price of $2.77 per share, (c) December 1995 to purchase 208,960 shares at an exercise price of $3.91 per share, (d) June 1997 to purchase 626,880 shares at an exercise price of $3.80 per share, (e) July 1998 to purchase 1,253,759 shares at an exercise price of $4.02 per share, (f) December 1998 to purchase 52,240 shares at an exercise price of $4.20 per share and (g) April 2000 to purchase 41,667 shares at an exercise price of $2.81 per share. Excludes options granted to Mr. Guild in April 2000 to acquire 83,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options referred to in clauses
     (a), (b) and (c) expire in December 2005 and the options referred to in clauses (d), (e), (f) and (g) expire in June 2007, July 2008, December 2008 and April 2010, respectively. Mr. Guild transferred the options granted to him in April 2000 to a limited partnership for the benefit of his children, of which he is the sole general partner.

(6) Includes currently exercisable options granted to Marc Guild in (a) January 1991 to purchase 104,480 shares of common stock at an exercise price of $2.77 per share, (b) June 1997 to purchase 104,480 shares at an exercise price of $3.80 per share, (c) July 1998 to purchase 208,960 shares at an exercise price of $4.02 per share and (d) April 2000 to purchase 13,333 shares at an exercise price of $2.81 per share. These options expire in December 2005, June 2007, July 2008 and April 2010, respectively. Excludes options granted to Mr. Guild in April 2000 to acquire 26,667 shares at an exercise price of $2.81 per share, which options are not currently exercisable.

(7) Includes currently exercisable options granted to Mr. McEntee in (a) June 1997 to purchase 104,480 shares of common stock at an exercise price of $3.80 per share, (b) July 1998 to purchase 313,440 shares at an exercise price of $4.02 per share and (c) April 2000 to purchase 13,333 shares at an exercise price of $2.81 per share. Such options will expire in June 2007, July 2008 and April 2010, respectively. Excludes options granted to Mr. McEntee in April 2000 to acquire 26,667 shares at an exercise price of $2.81 per share, which options are not currently exercisable.

(8) Includes currently exercisable options granted to Mr. Goldberg in (a) December 1998 to purchase

     52,240 shares of common stock at an exercise price of $4.20 per share and
     (b) April 2000 to purchase 1,667 shares at an exercise price of $2.81 per share. Excludes options granted in April 2000 to acquire 3,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options will expire in December 2008 and April 2010, respectively.

(9) Includes currently exercisable options granted to Mr. Traum in April 2000 to purchase 1,667 shares of common stock at an exercise price of $2.81 per share. Excludes options granted in April 2000 to acquire 3,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options will expire in April 2010.

(10) Includes currently exercisable options granted to Mr. Brenner in April 2000 to purchase 1,667 shares of common stock at an exercise price of $2.81 per share. Excludes options granted in April 2000 to acquire 3,333 shares at an exercise price of $2.81 per share, which options are not currently exercisable. The options will expire in April 2010.

                              PLAN OF DISTRIBUTION

     Each selling shareholder may sell shares of Class A common stock from time to time under this prospectus in one or more transactions on Nasdaq, in negotiated transactions or in a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling the shares of Class A common stock to or through a broker or dealer, and such broker or dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of Class A common stock for whom such broker or dealer may act as agent (which compensation may be less than or in excess of customary commissions).

     We will not receive proceeds from any of these sales, but will receive funds on exercise of the underlying options. We will use such funds for working capital purposes. We are paying the expenses in registering these shares, but any selling and other expenses incurred by the selling shareholders will be borne by them.

     The shares of Class A common stock held by the selling shareholders are "control securities" under the Securities Act of 1933 prior to their sale. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling shareholders to the public without restriction. Each selling shareholder and any broker or dealer that participates in the distribution of the shares of Class A common stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such brokers and dealers and any profit realized by the selling shareholders on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling shareholders may elect to sell shares of Class A common stock offered hereby in compliance with the requirements of Rule 144 rather than pursuant to this prospectus. There is no assurance that the selling shareholders will sell all or any portion of the shares of Class A common stock offered hereby.

     An investor may purchase the Class A common stock offered under this prospectus only if such shares are qualified for sale or are exempt from registration under the applicable securities laws of the state in which such prospective purchaser resides. We have not registered or qualified the shares under any state securities laws and, unless the sale of such shares to a particular investor is exempt from registration or qualification under applicable state securities laws, the sale of such shares to an investor may not be effected until such shares have been registered or qualified with applicable state securities authorities.

                                  LEGAL MATTERS

     The validity of the shares of Class A common stock which are originally offered under the registration statement of which this reoffer prospectus forms a part will be passed on for us by Salans Hertzfeld Heilbronn Christy & Viener, New York, New York.

                                     EXPERTS

     The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended.

     o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.

     o    Our Current Report on Form 8-K, filed with the SEC on June 8, 2001.

     o The description of the Class A common stock set forth in the Registration Statement on Form 8-A (Registration No. 000-28395), filed with the Commission on December 7, 1999, including any subsequent amendment or report filed for the purpose of updating such description.

     o All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of the filing of such documents.

     Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a later document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

     We will provide, without charge, a copy of any document incorporated by reference in this prospectus but which is not delivered with this prospectus to any person to whom this prospectus has been delivered upon the oral or written request of that person. Requests should be directed to the attention of the Corporate Secretary, Interep National Radio Sales, Inc., 100 Park Avenue, New York, New York 10017. Our telephone number is (212) 916-0700.

                       WHERE YOU CAN FIND MORE INFORMATION
                                    ABOUT US

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the Securities Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a website, www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. In addition, you may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our Class A common stock is quoted on the Nasdaq National Market System. Our reports, proxy statements, informational statements and other information can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the our Class A common stock being offered pursuant to this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the Class A common stock offered hereby, please refer to the registration statement and its exhibits.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended.

     o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.

     o    Our Current Report on Form 8-K, filed with the SEC on June 8, 2001.

     o The description of the Class A common stock set forth in the Registration Statement on Form 8-A (Registration No. 000-28395), filed with the Commission on December 7, 1999, including any subsequent amendment or report filed for the purpose of updating such description.

     o All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of the filing of such documents.

     Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a later document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Class B common stock offered hereby are being passed on for us by Salans Hertzfeld Heilbronn Christy & Viener, New York, New York.

Item 6. Indemnification of Directors and Officers.

     The New York Business Corporation Law ("BCL") provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding because such person was a director or officer of the corporation or served another corporation or other enterprise in any capacity at the request of the corporation. The person may be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees if such person acted in good faith for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation. Regarding any criminal actions or proceedings, such person must not have had reasonable cause to believe that his or her conduct was unlawful.

     If the person is a party to action by or in the right of the corporation, the BCL provides that the corporation may not indemnify such person in respect of a claim that the person has been adjudged to be liable to the corporation unless the court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to be indemnified.

     The BCL also provides that a director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding described above is entitled to indemnification. The BCL permits the corporation to purchase and maintain insurance to indemnify the corporation and its directors and officers in instances in which they may be entitled to indemnified under the provisions of the BCL.

     Article Ten of our Restated Certificate of Incorporation and Article V of our By-laws each provide that an officer or director will be indemnified against any and all judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred, in connection with any claim, action or proceeding to the fullest extent permitted by the BCL.

     We have entered into indemnification agreements with our directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. We have obtained directors' and officers' liability insurance policies.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

          Number                     Description
          ------                     -----------
          4.1(1)    1999 Stock Incentive Plan

          4.2(2)    Form of Stock Option Agreement

          4.3(3) Non-Qualified Stock Option granted to Ralph C. Guild on December 31, 1988

          4.4(3) Amendment and Extension of Option, dated January 1, 1991, between Interep and Ralph C. Guild

          4.5(3) Non-Qualified Stock Option granted to Ralph C. Guild on January 1, 1991

          4.6(3) Non-Qualified Stock Option granted to Ralph C. Guild on December 31, 1995

          4.7(3) Non-Qualified Stock Option granted to Marc G. Guild on January 1, 1991

          4.8(3) Non-Qualified Stock Option granted to Ralph C. Guild on June 29, 1997

          4.9(3) Non-Qualified Stock Option granted to Marc G. Guild on June 29, 1997

          4.10(3) Non-Qualified Stock Option granted to William J. McEntee, Jr. on June 29, 1997

          4.11(3) Agreement, dated June 18, 1993, between Interep and Ralph C. Guild

          4.12(4) Non-Qualified Stock Option granted to Ralph C. Guild on July 10, 1998

          4.13(4) Non-Qualified Stock Option granted to Marc G. Guild July 10, 1998

          4.14(4) Non-Qualified Stock Option granted to William J. McEntee, Jr. on July 10, 1998

          Number                     Description
          ------                     -----------
          4.15(5) Non-Qualified Stock Option Granted to Ralph C. Guild on December 16, 1998

          4.16(5) Non-Qualified Stock Option Granted to Leslie D. Goldberg on December 16, 1998


          4.17 Non-Qualified Stock Option Granted to Mary Ann Slepavic on December 16, 1998 (filed herewith)

          4.18 Non-Qualified Stock Option Granted to Robert Weiss on December 16, 1998 (filed herewith)

          4.19 Non-Qualified Stock Option Granted to Peter Doyle on December 16, 1998 (filed herewith)

          4.20 Non-Qualified Stock Option Granted to George Pine on December 16, 1998 (filed herewith)

          4.21 Non-Qualified Stock Option Granted to Jeffrey Dashlev on December 16, 1998 (filed herewith)

          4.22 Non-Qualified Stock Option Granted to Ernest Metcalf on December 16, 1998 (filed herewith)

          4.23 Non-Qualified Stock Option Granted to J. Warner Rush on December 16, 1998 (filed herewith)

          4.24(2) Agreement, dated as of November 30, 1999 between Interep and Ralph C. Guild

          4.25(2) Agreement, dated as of November 30, 1999 between Interep and Ralph C. Guild

          4.26(2) Agreement, dated as of November 30, 1999 between Interep and Marc G. Guild

          4.27(4) Non-Qualified Stock Option Granted to Stewart Yaguda on July 10, 1998

          5.1 Opinion of Salans Hertzfeld Heilbronn Christy & Viener (filed herewith)

          23.1 Consent of Salans Hertzfeld Heilbronn Christy & Viener (included in Exhibit 5.1)

          23.2      Consent of Arthur Andersen LLP (filed herewith)

          24.1 Power of Attorney (included on signature page of this registration statement)

----------

(1) Incorporated by reference to our registration statement on Form S-1/A-1 (Registration No. 333-88265), filed with the Commission on November 8, 1999.

(2) Incorporated by reference to our registration statement on Form S-1/A-4 (Registration No. 333-88265), filed with the Commission on December 8, 1999.

(3) Incorporated by reference to our registration statement on Form S-4 (Registration No. 333-60575), filed with the Commission on August 4, 1998.

(4) Incorporated by reference to our registration statement on Form S-4/A-2 (Registration No. 333-60575), filed with the Commission on January 26, 1999.

(5) Incorporated by reference to our Annual Report on Form 10-K for our fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

(6) Incorporated by reference to our Annual Report on Form 10-K for our fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001.

Item 9. Undertakings.

     The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the matters discussed in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of July, 2001.

                               INTEREP NATIONAL RADIO SALES, INC.

                               By: /s/ RALPH C. GUILD
                                   --------------------------------------------
                                   Ralph C. Guild
                                   President, Chief Executive Officer and
                                   Chairman of the Board (Principal Executive
                                   Officer)

     Each person whose signature appears below hereby appoints Ralph C. Guild and William J. McEntee, Jr., and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                         Title                                   Date
               ---------                                         -----                                   ----
/s/ RALPH C. GUILD                       President, Chief Executive Officer, Chairman of the
------------------------------------
Ralph C. Guild                           Board of Directors and Director                         July 20, 2001


/s/ MARC G. GUILD
------------------------------------
Marc G. Guild                            President, Marketing Division and Director              July 20, 2001


/s/ WILLIAM J. MCENTEE, JR.
------------------------------------     Vice President and Chief Financial Officer (Principal
William J. McEntee, Jr.                  Financial and Accounting Officer)                       July 20, 2001


------------------------------------
Howard J. Brenner                        Director


/s/ LESLIE D. GOLDBERG
------------------------------------
Leslie D. Goldberg                       Director                                                July 16, 2001


/s/ JEROME S. TRAUM
------------------------------------
Jerome S. Traum                          Director                                                July 13, 2001


/s/ JOHN E. PALMER
------------------------------------
John E. Palmer                           Director                                                July 13, 2001